Exhibit 32(a)

This Certification is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  This Certification shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

In connection with the Annual Report of AEP Texas Inc. (the “Company”) on Form 10-K (the “Report”) for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof, I, Nicholas K. Akins, the chief executive officer of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, based on my knowledge (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nicholas K. Akins
Nicholas K. Akins
Chief Executive Officer

February 25, 2021

A signed original of this written statement required by Section 906 has been provided to AEP Texas Inc. and will be retained by AEP Texas Inc. and furnished to the Securities and Exchange Commission or its staff upon request.